CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm (“Auditor”)” and “Representations and Warranties” (paragraph 4.1(f)) and 4.2(f)) of the Form of Agreement and Plan of Reorganization between the DWS Davis Venture Value VIP and the DWS Large Cap Value VIP (the Funds), included in the Prospectus/Proxy Statement that forms part of the Registration on Form N-14 of the DWS Large Cap Value VIP (File No. 333-156970) (“the N-14 Registration Statement”) and to the references to our firm under the caption “Financial Highlights” in the Funds’ Prospectuses and “Independent Registered Public Accounting Firm” in the Funds’ Statements of Additional Information, which are included in the N-14 Registration Statement, and to the incorporation into the N-14 Registration Statement of our report dated February 13, 2009, on the financial statements and financial highlights of the Funds included in the Annual Report dated December 31, 2008.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 10, 2009